EXHIBIT 23.5


                        CONSENT OF INDEPENDENT AUDITORS


     We have issued our report dated October 31, 1997 (except For Note 26, as to which the date is November 24, 2000), accompanying the financial statements of RBR Group Limited contained in the Registration Statement on Form S-1 of Westcon Group, Inc. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."



GRANT THORNTON

Crawley, England
January 10, 2001